SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                        Date of Report:  September 28, 1995





                          EASTERN UTILITIES ASSOCIATES
             (Exact name of registrant as specified in this charter)


          Massachusetts               1-5366          04-1271872
(State or other jurisdiction of    (Commission    (I.R.S.  Employer
incorporation or organization)     File Number)   Identification No.)


One Liberty Square, Boston, Massachusetts                02109
(Address of principal executive offices)               (Zip Code)





 Item 5.   Other Events.

     On September 28, 1995, Eastern Utilities Associates ("EUA") announced that its subsidiary, EUA Cogenex Corporation ("Cogenex"), a provider of integrated energy services, will discontinue its cogeneration operations because they have not performed up to expectations. As a result, EUA's consolidated financial statements for the quarter ended September 30, 1995 will include a one-time after-tax charge of approximately $10.5 million or 52 cents per common share.

 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. (* denotes filed herewith)

   *Exhibit 99  Press Release dated September 28, 1995.

                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   EASTERN UTILITIES ASSOCIATES
                                            (Registrant)


                                   By:  /s/ Clifford J. Hebert, Jr.
                                        Clifford J. Hebert, Jr.
                                        Treasurer and
                                        Corporate Secretary



Date:  October 4, 1995